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                                                                 Exhibit 11(a)


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 18, 1998, relating to the financial statements and financial highlights of Command Government Fund, Command Money Fund and Command Tax-Free Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectus.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
August 28, 1998